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                                      PROXY

                                HNC SOFTWARE INC.

               SPECIAL MEETING OF STOCKHOLDERS - NOVEMBER 20, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Robert L. North and Raymond V. Thomas, or either of them, as proxies each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of stock of HNC Software Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Special Meeting of Stockholders of HNC Software Inc. (the "Meeting") to be held on November 20, 1998 at 9:30 a.m., P.S.T., at the Embassy Suites Hotel located at 4550 La Jolla Village Drive in San Diego, California, and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR THE PROPOSAL, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[SEE REVERSE SIDE] (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



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[X] Please mark votes as in this example

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL:

        TO RATIFY THE AMENDMENT TO HNC'S 1995 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 700,000 SHARES.

            [ ] For        [ ] Against       [ ] Abstain

      Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Signature:__________________________ Date: _________________

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.